Franklin Financial Corporation Reports Third Quarter 2013 Financial Results

Richmond, Va., August 1, 2013 – Franklin Financial Corporation (NASDAQ: FRNK) (“the Company”), the parent company of Franklin Federal Savings Bank, announced net income for the three months ended June 30, 2013 of $1.7 million, or $0.14 per share, compared to a net loss of $354,000, or $0.03 per share, for the three months ended June 30, 2012. Net income for the nine months ended June 30, 2013 was $6.7 million, or $0.56 per share, compared to $3.9 million, or $0.30 per share, for the nine months ended June 30, 2012.

“Our loan portfolio increased $28.6 million, or 6.1%, during the quarter ended June 30, 2013 and $46.1 million, or 10.2%, during the first nine months of fiscal 2013, and we continue to see solid loan demand as we enter the final quarter of this fiscal year,” noted Richard T. Wheeler, Jr., Chairman, President, and Chief Executive Officer. “Our net interest income declined $109,000 in the most recent quarter compared to the prior quarter and $427,000 compared to the same quarter in fiscal 2012. We anticipate that our loan growth coupled with the recent increase in longer-term interest rates and the expected tapering of the Federal Reserve’s bond buying program will allow us to reverse the decreases in net interest income.”

Third Quarter Highlights

●	Tangible book value increased $0.20 per share in the three months ended June 30, 2013 to $19.12 per share.
●	Net loans increased $28.6 million, or 6.1%, during the three months ended June 30, 2013 and $46.1 million, or 10.2%, during the first nine months of fiscal 2013.
●	Nonperforming assets decreased $2.4 million in the three months ended June 30, 2013 to $48.2 million.
●
Net interest margin for the three months ended June 30, 2013 decreased 8 basis points to 2.58% from the prior quarter and 7 basis points from the comparable prior year quarter, and net interest income declined $109,000 from the prior quarter and $427,000 from the comparable prior year quarter.

●	The Company repurchased 237,300 shares of its common stock for $4.3 million ($18.16 per share on average) under its previously announced stock repurchase program.

Net Interest Income

Net interest income for the three months ended June 30, 2013 decreased $427,000, or 6.4%, to $6.3 million compared to $6.7 million for the three months ended June 30, 2012. This decrease was primarily the result of the sale, maturity and prepayment of higher yielding securities and loans, which resulted in lower yields on these asset classes. Average interest-earning assets decreased $43.1 million and average interest-bearing liabilities declined $24.7 million for the three months ended June 30, 2013 compared to the three months ended June 30, 2012.  Interest income on loans increased $50,000 and interest income on securities declined $991,000, while deposit costs declined $360,000 and FHLB borrowing costs declined $124,000.  Our net interest margin for the three months ended June 30, 2013 decreased 8 basis points from the prior quarter and 7 basis points from the same quarter in the prior year to 2.58%. The yield on loans and securities for the three months ended June 30, 2013 decreased 33 basis points and 55 basis points, respectively, and the cost of deposits and FHLB borrowings declined 20 basis points and 12 basis points, respectively, from the same quarter in fiscal 2012. The decline in deposit costs was the result of the lower interest rate environment. The decline in the cost of FHLB borrowings was the result of the Company’s exchange of nine FHLB advances for lower-rate advances during the third quarter of fiscal 2012.

Net interest income for the nine months ended June 30, 2013 decreased $1.5 million, or 7.4%, to $19.0 million compared to $20.5 million for the nine months ended June 30, 2012. This decrease was primarily the result of the sale, maturity and prepayment of higher yielding securities and loans, which resulted in lower yields on these asset classes. Average interest-earning assets decreased $46.7 million and average interest-bearing liabilities declined $20.8 million for the nine months ended June 30, 2013 compared to the nine months ended June 30, 2012.  Interest income on loans declined $964,000 and interest income on securities declined $2.6 million, while deposit costs declined $1.1 million and FHLB borrowing costs declined $870,000.  Our net interest margin for the nine months ended June 30, 2013 decreased 7 basis points from the same period in the prior year to 2.60%. The yield on loans and securities for the nine months ended June 30, 2013 decreased 27 basis points and 48 basis points, respectively, and the cost of deposits and FHLB borrowings declined 21 basis points and 29 basis points, respectively, from the same period in fiscal 2012. The decline in deposit costs was the result of the lower interest rate environment. The decline in the cost of FHLB borrowings was the result of the Company’s exchange of nine FHLB advances for lower-rate advances during the third quarter of fiscal 2012.

Noninterest Income, Excluding Impairment Charges and Gains and Losses on Sales of Securities

Noninterest income, excluding impairment charges and gains and losses on sales of securities, decreased $772,000, or 51.6%, to $722,000 for the three months ended June 30, 2013 compared to $1.5 million for the three months ended June 30, 2012.  For the nine months ended June 30, 2013, noninterest income, excluding impairment charges and gains and losses on sales of securities, decreased $17,000, or 0.4%, to $3.7 million compared to $3.8 million for the nine months ended June 30, 2012.  The decrease for the three month period was primarily the result of a $661,000 decrease in net gains on sales of other real estate owned. The decrease for the nine month period was primarily due to a $310,000 decrease in other service charges and fees due to fees received on the prepayment of several large loans in the nine months ended June 30, 2012, partially offset by a $278,000 increase in net gains on sales of other real estate owned.

Impairment Charges and Gains and Losses on Sales of Securities

The Company recorded other-than-temporary impairment (“OTTI”) charges in earnings of $138,000 and $333,000 for the three and nine months ended June 30, 2013, respectively, compared to charges of $2.1 million and $4.4 million for the three and nine months ended June 30, 2012, respectively.  OTTI charges for the three and nine months ended June 30, 2013 related entirely to debt securities compared to $153,000 and $968,000 on debt securities and $1.9 million and $3.4 million on equity securities for the three and nine months ended June 30, 2012, respectively. OTTI charges in the current year related to the Company’s investment in an auction-rate municipal bond backed by student loans that experienced deteriorating collateral quality as well as the Company’s portfolio of non-agency CMOs.

Sales of securities resulted in net gains of $205,000 for the three months ended June 30, 2013 compared to net losses of $777,000 for the three months ended June 30, 2012. For the nine months ended June 30, 2013, sales of securities resulted in net gains of $1.6 million compared to net losses of $777,000 for the nine months ended June 30, 2012.

Other Noninterest Expenses

Other noninterest expenses decreased $467,000, or 9.2%, to $4.6 million for the three months ended June 30, 2013 compared to $5.1 million for the three months ended June 30, 2012. The decrease was primarily due to a $533,000 decrease in impairment of other real estate owned as well as a $167,000 decrease in personnel expense as a result of decreased stock compensation expense related to the stock options and restricted stock granted in March 2012 under the Company’s 2012 Equity Incentive Plan. These decreases were partially offset by an increase in other operating expenses of $224,000 due to increased technology costs as we prepared for the introduction of additional checking products in fiscal 2013.

Other noninterest expenses increased $1.7 million, or 13.7%, to $13.9 million for the nine months ended June 30, 2013 compared to $12.2 million for the nine months ended June 30, 2012. The increase was primarily due to an increase in personnel expenses of $1.3 million and an increase in other operating expenses of $980,000 both due to increased compensation expense related to stock options and restricted stock granted to officers and directors under the Company’s 2012 Equity Incentive Plan. The increase in other operating expenses was also due to increased technology costs as we prepared for the introduction of additional checking products in fiscal 2013. These increases were partially offset by a $533,000 decrease in impairment of other real estate owned.

Asset Quality

Nonperforming assets decreased $2.4 million in the three months ended June 30, 2013 and $836,000 in the nine months ended June 30, 2013 to $48.2 million. The decrease for the three months ended June 30, 2013 was the result of a $3.4 million decrease in other real estate owned, partially offset by a $1.0 million increase in nonperforming loans. Nonperforming loans totaled $41.2 million at June 30, 2013 compared to $40.2 million at March 31, 2013 and $32.6 million at September 30, 2012.  Other real estate owned totaled $7.0 million at June 30, 2013 compared to $10.4 million at March 31, 2013 and $16.5 million at September 30, 2012. Total nonperforming loans as a percentage of total loans at June 30, 2013 were 8.08% compared to 8.33% at March 31, 2013 and 7.02% at September 30, 2012.

The Company recorded a provision for loan losses of $171,000 for the three months ended June 30, 2013 compared to a credit provision of $390,000 for the three months ended June 30, 2012. The Company recorded a provision for loan losses of $532,000 for the nine months ended June 30, 2013 compared to a credit provision of $542,000 for the nine months ended June 30, 2012. The allowance for loan losses as a percentage of total loans was 1.94% at June 30, 2013 compared to 2.21% at March 31, 2013 and 2.22% at September 30, 2012.

Stock Repurchase Program

During the three months ended June 30, 2013, the Company repurchased 237,300 shares of its common stock for $4.3 million, or an average price of $18.16 per share, under its previously announced third repurchase program.

About Franklin Financial Corporation

Franklin Financial Corporation is the parent of Franklin Federal Savings Bank, a federally chartered capital stock savings bank engaged in the business of attracting retail deposits from the general public and originating non-owner-occupied one- to four-family loans as well as multi-family loans, nonresidential real estate loans, construction loans, and land and land development loans.  The Bank is headquartered in Glen Allen, Virginia and operates eight branch offices.  Franklin Financial Corporation trades under the symbol FRNK (NASDAQ).

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather they are statements based on our current expectations regarding our business strategies and their intended results and our future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions.  Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to our actual results, performance and achievements being materially different from those expressed or implied by the forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

●	general economic conditions, either internationally, nationally, or in our primary market area, that are worse than expected;
●	a decline in real estate values;
●	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;
●	increased competitive pressures among financial services companies;
●	changes in consumer spending, borrowing and savings habits;
●	legislative, regulatory or supervisory changes that adversely affect our business;
●	adverse changes in the securities markets; and
●	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Additional factors that may affect our results are discussed in the Company’s Form 10-K for the year ended September 30, 2012 under the Item 1A titled “Risk Factors.” These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we assume no obligation and disclaim any obligation to update any forward-looking statements.

Website: www.franklinfederal.com

Selected Financial Data

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(Dollars in thousands)	2013	2012	2013	2012
Operating Data:
Interest and dividend income	$9,787	$10,698	$29,699	$33,152
Interest expense	3,505	3,989	10,671	12,602
Net interest income	6,282	6,709	19,028	20,550
Provision for loan losses	171	(390)	532	(542)
Net interest income after provision
for loan losses	6,111	7,099	18,496	21,092
Noninterest income (expense):
Impairment of securities reflected in earnings	(138)	(2,058)	(333)	(4,384)
Gains (losses) on sales of securities, net	205	(777)	1,618	(777)
Gains on sales of other real estate owned	50	711	1,614	1,336
Other noninterest income	672	783	2,134	2,429
Total noninterest income (expense)	789	(1,341)	5,033	(1,396)
Other noninterest expenses	4,598	5,065	13,904	12,231

Income before provision for income taxes	2,302	693	9,625	7,465
Income tax expense	640	1,047	2,939	3,536
Net income (loss)	$1,662	$(354)	$6,686	$3,929

Per Share Data
	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(Amounts in thousands, except per share data)	2013	2012	2013	2012
Basic net income (loss) per share	$0.14	$(0.03)	$0.56	$0.30
Diluted net income (loss) per share	$0.14	$(0.03)	$0.56	$0.30
Tangible book value per share at end of period	$19.12	$18.40	$19.12	$18.40
Shares outstanding at end of period	12,507	13,777	12,507	13,777
Weighted-average shares outstanding
Basic	11,499	13,029	11,850	13,152
Diluted	11,709	13,050	12,011	13,159

Quarterly Data

(Dollars in thousands)	June 30, 2013	March 31, 2013	September 30, 2012	June 30, 2012
Financial Condition Data:
Total assets	$1,050,630	$1,052,094	$1,070,781	$1,080,994
Cash and cash equivalents	129,309	143,106	119,879	130,873
Securities available for sale	331,521	345,097	394,179	384,389
Securities held to maturity	16,061	17,387	20,372	21,801
Loans, net	496,532	467,898	450,465	462,861
Loans held for sale	113	643	1,458	665
Cash surrender value of bank-owned life insurance	33,970	33,650	33,008	32,679
Deposits	629,634	628,810	640,304	647,324
Federal Home Loan Bank borrowings	173,162	172,841	172,204	171,887
Total stockholders’ equity	239,160	241,007	249,467	253,485

Capital Ratios(1):
Tier 1 capital to adjusted tangible assets	17.68%	17.10%	17.68%	17.15%
Tier 1 risk-based capital to risk weighted assets	26.98	26.34	26.62	25.85
Risk-based capital to risk weighted assets	28.23	27.60	27.87	27.11
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(1)   Ratios are for Franklin Federal Savings Bank.

	For the Three Months Ended
	June 30, 2013	March 31, 2013	September 30, 2012	June 30, 2012
Performance Ratios:
Return on average assets(2)	0.63%	1.04%	0.94%	(0.13)%
Return on average equity(2)	2.77	4.57	3.99	(0.54)
Interest rate spread(2)(3)	2.26	2.34	2.28	2.27
Net interest margin(2)(4)	2.58	2.66	2.62	2.65
Efficiency ratio(5)	64.36	67.18	65.27	59.28
Average interest-earning assets to
average interest-bearing liabilities	122.14	121.31	123.43	123.71
Average equity to average assets	22.86	22.83	23.52	23.85
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(2)	Annualized
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.
(5)
A non-GAAP measure calculated by dividing other noninterest expenses, net of impairment charges on OREO and net losses on the sale of fixed assets and foreclosed assets, by the sum of net interest income and other noninterest income, net of impairments of securities, gains and losses on sales of securities, gains and losses on sales of OREO and net gains on sales of fixed assets.

	For the Three Months Ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	September 30, 2012	June 30, 2012
Asset Quality:
Allowance for Loan Losses
Beginning balance	$10,638	$10,649	$10,806	$11,206
Provision	171	126	(607)	(390)
Recoveries	56	13	714	12
Charge-offs	(953)	(150)	(629)	(22)
Ending balance	$9,912	$10,638	$10,284	$10,806
Nonperforming Assets at Period End
Nonaccrual loans	$41,184	$40,171	$32,567	$27,270
Other real estate owned	7,049	10,440	16,502	10,569
Total nonperforming assets	48,233	50,611	49,069	37,839
Performing troubled debt restructurings (6)	5,510	5,518	5,534	5,542
Total non-performing assets and performing troubled debt restructurings	$53,743	$56,129	$54,603	$43,381
Allowance for loan losses as a percent of total loans at period end	1.94%	2.21%	2.22%	2.26%
Allowance for loan losses as a percent of nonperforming loans at period end	24.07	26.48	31.58	39.63
Nonperforming loans as a percent of total loans at period end	8.08	8.33	7.02	5.72
Nonperforming assets as a percent of total assets at period end	4.59	4.81	4.58	3.50
Total non-performing assets and troubled debt
restructurings to total assets at period end	5.12	5.33	5.10	4.01
Net charge-offs (recoveries) to average loans
outstanding during the period (annualized)	0.72	0.12	(0.07)	0.01

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(6)	Performing troubled debt restructurings do not include troubled debt restructurings that remain on nonaccrual status and are included in nonaccrual loans above.

Non-GAAP Reconciliation

	For the Three Months Ended
(Dollars in thousands)	June 30, 2013	March 31, 2013	September 30, 2012	June 30, 2012
Net interest income	$6,282	$6,391	$6,654	$6,709
Plus: Total noninterest income (expense)	789	2,455	1,328	(1,341)
Less: (Gains) losses on sales of securities, net	(205)	(1,382)	(840)	777
Plus: Net impairment reflected in income	138	76	280	2,058
Less: Gains on sales of OREO	(50)	(525)	(62)	(711)
Total net interest income and adjusted other noninterest income	$6,954	$7,015	$7,360	$7,492

Other noninterest expenses	$4,598	$4,713	$4,833	$5,065
Less: Impairment charges on OREO	(78)	--	--	(611)
Less: Net losses on sales of fixed assets	(43)	--	(29)	(13)
Adjusted other noninterest expenses	$4,477	$4,713	$4,804	$4,441

Efficiency ratio	64.36%	67.18%	65.27%	59.28%